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                                                                     EXHIBIT 4.6

                                  SUPPLEMENTAL
                                WARRANT AGREEMENT

         THIS SUPPLEMENTAL WARRANT AGREEMENT (the "Supplemental Agreement") is made and entered into as of the __ day of February, 1999, by and between PawnMart, Inc., a Delaware corporation ("Company"), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent ("Warrant Agent").

         WHEREAS, the Company and the Warrant Agent entered into that certain Warrant Agreement dated as of March 20, 1998 ("the "Warrant Agreement'), in connection the sale by the Company of 1,380,000 Series A Redeemable Common Stock Purchase Warrants ("Series A Warrants") and 1,380,000 Series B Redeemable Common Stock Purchase Warrants ("Series B Warrants") pursuant to a Registration Statement on Form SB-2, File Number 333-38597, filed with the Securities and Exchange Commission; and

         WHEREAS, the Company has registered an additional 600,000 Series A Warrants (the "Additional Series A Warrants") that may be issued as additional compensation to participating broker dealers in connection with the Company's offering of 12% Subordinated Notes Due 2004 (the "Note Offering") pursuant to a Registration Statement on Form S-1 (the "Prospectus"), File Number 333-70635, filed with the Securities and Exchange Commission; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, registration of transfer, exchange and exercise of the Additional Series A Warrants;

         WHEREAS, nothing contained in this Supplemental Agreement shall affect the rights of the holders the Warrants (as defined in the "Warrant Agreement");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Additional Series A Warrants in accordance with the instructions set forth in this Supplemental Agreement, and the Warrant Agent hereby accepts such appointment.

         2. The Company and the Warrant Agent hereby agree that all representations, warranties, provisions, conditions, covenants and other terms in the Warrant Agreement pertaining to the Series A Warrants are hereby incorporated by reference as if verbatim set forth herein and shall have the same force and effect as if the Additional Series A Warrants were included as part of the Series A Warrants in the Warrant Agreement.




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         3.       The Warrant Agreement shall remain in full force and effect is no provision of the Warrant Agreement is amended hereby and the rights of the holders of the Warrants are not in any way affected by this Supplemental Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       PAWNMART, INC.


                                       By:
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                                       Its:
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ATTEST:


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                                       CONTINENTAL STOCK TRANSFER &
                                       TRUST COMPANY



                                       By:
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                                       Its:
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ATTEST:


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